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                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-3898, 333-3900, 333-3902, 333-34008 and 333-71938, Form S-2
as amended by Form S3/A No. 333-109630 and Form S-3 No. 333-111903) and the related Prospectuses of Hybridon, Inc. of our report dated January 24, 2004 (except for Note 18, as to which date is February 2, 2004), with respect to the consolidated financial statements of Hybridon, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                            /s/ Ernst & Young LLP


Boston, Massachusetts
March 18, 2004